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                                                                    EXHIBIT 5.01


                                February 12, 1999


At Home Corporation
425 Broadway Street
Redwood City, California 94063

Gentlemen/Ladies:

      At your request, we have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission (the "SEC") on or about February 16, 1999 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 919,000 shares of your Series A common stock (the "Stock"), each of which may be sold only by certain selling stockholders (the "Selling Stockholders") named in the Registration Statement and in subsequent amendments thereto.

      In rendering this opinion, we have examined the following:

      (1) your registration statement on Form S-1 (File Number 333-27323) filed with and declared effective by the SEC on July 11, 1997, together with the Exhibits filed as a part thereof;

      (2) your registration statement on Form 8-A (File Number 000-22697) filed with the SEC on June 13, 1997, together with the order of effectiveness issued by the SEC therefor on July 11, 1997;

      (3) the Registration Statement, together with the exhibits filed as a part thereof;

      (4)   the prospectus prepared in connection with the Registration
            Statement;

      (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books in your possession;

      (6) your stock records that you have provided to us (consisting of a certificate from your transfer agent verifying the number of your issued and outstanding shares of capital stock as of February 10, 1999 and a certificate verifying the outstanding rights to purchase your capital stock that was prepared by you and dated February 12, 1999 verifying the number of such issued and outstanding securities);

      (7) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations (the "Management Certificate"); and

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      (8)   The Agreement and Plan of Merger dated December 17, 1998 by and among the Company, Transitory Corporation, a Delaware corporation and Narrative Communications Corp., a Delaware corporation, and the exhibits and schedules thereto, under which the Selling Stockholders acquired the Stock to be sold by them as described in the Registration Statement.

      By telephone call to the offices of the SEC, we have also confirmed the continued effectiveness of the Company' registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the timely filing by you of all reports required to be filed by you pursuant to Rules 13, 14 and 15 promulgated under the Exchange Act.

      In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

      As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

      We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

      In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

      You have informed us that you intend to issue the Stock from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Stock, you will advise us in writing of the terms thereof and other information material


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thereto, will afford us an opportunity to review the operative documents pursuant to which such Stock is to be issued (including the Registration Statement, the prospectus and the applicable prospectus supplement, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Stock. However, we undertake no responsibility to monitor your future compliance with applicable laws, rules or regulations of the SEC or other governmental body. We also assume you will timely file any and all supplements to the Registration Statement and prospectus as are necessary to comply with applicable laws in effect from time to time.

      Based upon the foregoing, it is our opinion that the 919,000 shares of Stock to be sold by the Selling Stockholders pursuant to the Registration Statement, when evidenced by appropriate certificates that have been properly executed and delivered and when issued and sold in accordance with and in the manner referred to in the relevant prospectus associated with the Registration Statement, will be validly issued, fully paid and non-assessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

      This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                    Very truly yours,

                                    FENWICK & WEST LLP


                                    By:   /s/ GORDON K. DAVIDSON
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